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                                                                Exhibit(10)(xii)

                               FIRST AMENDMENT TO
                          1996 UNIT INCENTIVE PLAN FOR
                         KEY EMPLOYEES OF BORDEN, INC.
                             AND ASSOCIATED PERSONS



         This Amendment dated December 5, 1997, is made to allow for the transferability, in certain circumstances, of certain Grants made under the Plan as approved by the Compensation Committee of the Board of Directors of Borden, Inc. on November 21, 1997.



                                   AMENDMENTS
                                   ----------

         Section 6(f) is amended as follows:


         6. Limitations and Conditions
            --------------------------


                  (f) The first sentence of Section 6(f) is amended to delete the words "transfer" and "assignment."

                  The following language is added to the end of paragraph (f):

                           "Notwithstanding the foregoing, the Committee may,
                  in its discretion, authorize all or a portion of the options or UARs to be granted to an optionee to be on terms which permit transfer by such optionee to (1) the spouse, children or grandchildren of the optionee ("Immediate Family
                  Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership or other entity in which such Immediate Family Members are the only partners, members or beneficiaries, provided that, (x) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, (y) subsequent transfers of transferred options shall be prohibited except transfers by will or by the applicable laws of descent and distribution, and (z) the transferees shall agree to be bound by the provisions of this Plan. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer."


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